Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 20, 2024, AVROBIO, Inc. (“AVROBIO”), Tectonic Therapeutic, Inc. (“Tectonic”), and AVROBIO Merger Subsidiary, Inc., a direct, wholly owned subsidiary of AVROBIO (“Merger Sub”) consummated the previously announced merger transaction pursuant to that certain agreement and plan of merger and reorganization (the “Merger Agreement”), dated January 30, 2024. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Tectonic, with Tectonic surviving as a wholly owned subsidiary of AVROBIO (such transaction, the “merger”). Upon completion of the merger, the business of Tectonic will continue as the business of the surviving corporation, referred to herein as the “combined company.” After the completion of the merger, AVROBIO changed its corporate name to Tectonic Therapeutic, Inc.

At the closing of the merger (the “effective time” or the “Closing”) and related transactions, the shares of Tectonic common stock outstanding immediately prior to the effective time, including outstanding and unvested Tectonic Restricted Stock (defined in Note 1 of the accompanying notes), were converted into 10,956,614 shares of AVROBIO common stock in the aggregate, based on an exchange ratio determined in accordance with the terms of the Merger Agreement (the “Exchange Ratio”). The shares of AVROBIO common stock received by former Tectonic stockholders include 6,901 shares that are subject to vesting conditions, based on the unvested Tectonic Restricted Stock at Closing multiplied by the Exchange Ratio. The number of shares of Tectonic common stock outstanding immediately prior to the effective time included Tectonic common stock issued upon conversion of each share of Tectonic convertible preferred stock, and shares of Tectonic common stock issued in connection with the Subscription Agreements and Company SAFEs as defined in Note 1 of the accompanying notes (together with the merger, the “Transactions”). The Exchange Ratio is approximately 0.53 shares of AVROBIO common stock for each share of Tectonic common stock, after giving effect to the 1-for-12 reverse stock split of AVROBIO common stock that was effected on June 20, 2024.

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of AVROBIO and Tectonic as of March 31, 2024, and depicts the accounting of the Transactions under U.S. generally accepted accounting principles (“pro forma balance sheet transaction accounting adjustments”). The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2024, and the year ended December 31, 2023 combine the historical results of AVROBIO and Tectonic for these periods and depict the pro forma balance sheet transaction accounting adjustments assuming that those adjustments were made as of January 1, 2023 (“pro forma statement of operations transaction accounting adjustments”). Collectively, pro forma balance sheet transaction accounting adjustments and pro forma statement of operations transaction accounting adjustments are referred to as “transaction accounting adjustments” or “pro forma adjustments.”

These unaudited pro forma condensed combined financial information and related notes have been derived from and should be read in conjunction with:

•

The historical unaudited condensed consolidated financial statements of Tectonic as of and for the three months ended March 31, 2024, and the related notes included as Exhibit 99.3 of this Current Report on Form 8-K;

•

the historical unaudited condensed consolidated financial statements of AVROBIO as of and for the three months ended March 31, 2024, the related notes, and its Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its Quarterly Report on Form 10-Q filed with the SEC on May 9, 2024;

•

the historical audited consolidated financial statements of Tectonic as of and for the years ended December 31, 2023 and 2022, and the related notes included in the Proxy Statement/Prospectus filed with the SEC on May 3, 2024;

•

the historical audited consolidated financial statements of AVROBIO as of and for the years ended December 31, 2023 and 2022, the related notes, and its Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its Annual Report on Form 10-K filed with the SEC on March 14, 2024; and

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Tectonic included as Exhibit 99.2 of this Current Report on Form 8-K.

The unaudited pro forma condensed combined financial information is based on the assumptions and pro forma adjustments that are described in the accompanying notes. The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final accounting, expected to be completed after the Closing, may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or results of operations in the future periods or the result that actually would have been realized had AVROBIO and Tectonic been a combined organization during the specified periods. The actual results reported in periods following the merger may differ significantly from those reflected in the unaudited condensed combined pro forma financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2024

(In thousands, except share and per share amounts)

	Historical
	(A) AVROBIO Inc.	(B) Tectonic Therapeutic Inc.	Transaction Accounting Adjustments			Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$90,481	$18,748	$94,600	6	(e)	$203,421
			644	6	(a)
			41	6	(b)
			(1,776)	6	(h)
			683	6	(k)
Restricted cash	283	—	(283)	6	(k)	—
Prepaid expenses and other current assets	1,074	1,810	(448)	6	(i)	2,436

Total current assets	91,838	20,558	93,461			205,857
Operating right-of-use assets	110	2,375	(110)	6	(j)	2,375
Finance right-of-use assets, net	—	1,323	—			1,323
Property, equipment and improvements, net	—	2,864	—			2,864
Deferred offering costs	—	3,444	(3,444)	6	(g)	—
Restricted cash, net of current portion	400	587	(400)	6	(k)	587
Other assets	—	4	—			4

Total assets	$92,348	$31,155	$89,507			$213,010

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$243	$2,563	$—			$2,806
Accrued expenses and other current liabilities	3,042	11,048	5,236	6	(g)	27,063
			3,950	6	(c)
			3,380	6	(h)
			407	6	(l)
SAFE liabilities	—	32,590	1,535	6	(f)	—
			(34,125)	6	(f)
Operating lease liability - current portion	224	1,388	(224)	6	(j)	1,388
Finance lease liability - current portion	—	475	—			475

Total current liabilities	3,509	48,064	(19,841)			31,732
Operating lease liability - net of current portion	—	1,280	—			1,280
Finance lease liability - net of current portion	—	758	—			758

Total liabilities	3,509	50,102	(19,841)			33,770

Tectonic convertible preferred stock (Series A-1, A-2, A-3 and A-4), $0.0001 par value	—	80,627	(80,627)	6	(d)	—
Stockholders’ equity (deficit):
AVROBIO common stock, $0.0001 par value	4	—	—	6	(b)	1
			—	6	(l)
			(4)	6	(m)
			1	6	(m)
Tectonic common stock, $0.0001 par value	—	—	1	6	(d)	—
			1	6	(e)
			—	6	(f)
			—	6	(a)
			(2)	6	(m)
Additional paid-in capital	572,918	6,304	80,626	6	(d)	287,059
			94,599	6	(e)
			34,125	6	(f)
			644	6	(a)
			(8,680)	6	(g)
			41	6	(b)
			(493,518)	6	(m)
Accumulated other comprehensive loss	—	(53)	—			(53)
Accumulated deficit	(484,083)	(105,825)	(1,535)	6	(f)	(107,767)
			(3,950)	6	(c)
			(5,156)	6	(h)
			(448)	6	(i)
			114	6	(j)
			(407)	6	(l)
			493,523	6	(m)

Total stockholders’ equity (deficit)	88,839	(99,574)	189,975			179,240

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$92,348	$31,155	$89,507			$213,010

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2024

(In thousands, except share and per share amounts)

	Historical
	(A) AVROBIO Inc.	(B) Tectonic Therapeutic Inc.	Transaction Accounting Adjustments			Pro Forma Combined
Operating expenses:
Research and development	$683	$10,818	$—			$11,501
General and administrative	7,258	2,150	—			9,408

Total operating expenses	7,941	12,968	—			20,909

Loss from operations	(7,941)	(12,968)	—			(20,909)
Other income (expense), net
Interest income	1,146	256	—			1,402
Interest expense	—	(31)	—			(31)
Other expense	(13)	(403)	—			(416)
Change in fair value of SAFE liabilities	—	(2,075)	2,075	7	(d)	—

Total other income (expense), net	1,133	(2,253)	2,075			955

Net loss	$(6,808)	$(15,221)	$2,075			$(19,954)

Basic and diluted, net income (loss) for the period attributable to equity holders	$(6,808)	$(15,221)				$(19,954)

Weighted average number of common shares outstanding - basic and diluted	44,790,825 *	2,608,740				14,711,544	7	(f)

Net loss per common share - basic and diluted	$(0.15)*	$(5.83)				$(1.36)

*

After giving effect to the 1-for-12 reverse stock split of AVROBIO common stock that was effected on June 20, 2024, the basic and diluted net loss per common share was $1.82 and the basic and diluted weighted average number of common shares outstanding was 3,732,568 shares.

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(In thousands, except share and per share amounts)

	Historical
	(C) AVROBIO Inc.		(D) Tectonic Therapeutic Inc.	Transaction Accounting Adjustments			Pro Forma Combined
Operating expenses:
Research and development	$47,700		$36,966	$37	7	(c)	$86,041
				1,338	7	(a)
General and administrative	23,967		7,682	5,156	7	(b)	39,828
				411	7	(c)
				2,612	7	(a)

Total operating expenses	71,667		44,648	9,554			125,869
Gain on asset sale	83,736		—	—			83,736
Loss on impairment	(1,877)		—	—			(1,877)

Income (loss) from operations	10,192		(44,648)	(9,554)			(44,010)
Other income (expense), net:
Interest income	2,420		581	—			3,001
Interest expense	—		(152)	—			(152)
Other income (expense)	(78)		396	114	7	(e)	432
Loss on issuance of SAFEs	—		(255)	—			(255)
Change in fair value of SAFE liabilities	—		1,255	(1,255)	7	(d)	(1,535)
				(1,535)	7	(d)

Total other income (expense), net	2,342		1,825	(2,676)			1,491

Income (loss) before income taxes	12,534		(42,823)	(12,230)			(42,519)
Provision for income taxes	377		—	—			377

Net income (loss)	$12,157		$(42,823)	$ (12,230)			$(42,896)

Basic and diluted, net income (loss) for the period attributable to equity holders	$12,157		$(42,823)				$(42,896)

Weighted average number of common shares outstanding - basic	44,327,204	*	2,373,674				14,547,285	7	(f)

Net income (loss) per common share - basic	$0.27	*	$(18.04)				$(2.95)

Weighted average number of common shares outstanding - diluted	44,567,918	*	2,373,674				14,567,345	7	(f)

Net income (loss) per common share - diluted	$0.27	*	$(18.04)				$(2.94)

*

After giving effect to the 1-for-12 reverse stock split of AVROBIO common stock that was effected on June 20, 2024, the basic and diluted net income per common share was $3.29 and $3.27, respectively, and the basic and diluted weighted average number of common shares outstanding was 3,693,933 shares and 3,713,993 shares, respectively.

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Merger

On June 20, 2024, AVROBIO, Tectonic and Merger Sub consummated the previously announced merger transaction pursuant to the terms of the Merger Agreement dated January 30, 2024, pursuant to which Merger Sub merged with and into Tectonic, with Tectonic surviving as a wholly owned subsidiary of AVROBIO. Subject to the terms and conditions of the Merger Agreement, at Closing:

a)

each outstanding share of Tectonic common stock, including outstanding and unvested Tectonic Restricted Stock (defined below), after giving effect to the Transactions, converted into a number of shares of AVROBIO’s common stock, based on the Exchange Ratio,

b)

each outstanding and unexercised option to purchase shares of Tectonic common stock (“Tectonic options”) immediately prior to Closing was assumed by AVROBIO and converted into an option to purchase shares of AVROBIO common stock, with necessary adjustments to the number of shares and exercise price to reflect the Exchange Ratio; and

c)

All Tectonic restricted common stock outstanding and unvested immediately prior to Closing (“Tectonic Restricted Stock”) that was assumed by AVROBIO in the merger remains unvested to the same extent and is subject to the same repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement.

Under the terms of the Merger Agreement, the board of directors of AVROBIO accelerated the vesting of certain outstanding options to purchase AVROBIO common stock, after giving effect to the 1-for-12 reverse stock split that was effected on June 20, 2024, held by a current employee, director or consultant of AVROBIO as of the Closing, and accelerated the vesting and settled into shares of AVROBIO common stock each outstanding restricted stock unit (“RSU”) in respect of AVROBIO common stock that vests solely on the basis of time. The acceleration of vesting of AVROBIO’s options and RSUs occurs either upon a change of control as defined, pursuant to the terms of the original awards, or a modification of the awards as a result of the merger. The post-merger stock-based compensation expense, including the incremental fair value of the AVROBIO’s options and RSUs associated with the modification to accelerate vesting is immaterial at Closing and is not included as an adjustment to the unaudited pro forma condensed combined financial information.

Immediately following the merger, AVROBIO stockholders as of immediately prior to the merger will own approximately 24.8% of the outstanding capital stock of the combined company on a diluted basis, former Tectonic stockholders will own approximately 38.5% of the outstanding capital stock of the combined company on a diluted basis, and investors participating in the Subscription Agreements and Company SAFEs will own approximately 27.1% and 9.6% of the outstanding capital stock of the combined company, respectively, on a diluted basis. Tectonic stockholders received approximately 10,956,614 shares of AVROBIO common stock in connection with the merger, including 6,901 shares of AVROBIO common stock subject to vesting terms, based on the number of shares of Tectonic common stock outstanding immediately prior to the merger, including Tectonic Restricted Stock, the number of shares Tectonic common stock issued to investors participating in the Subscription Agreements and Company SAFEs, and Tectonic convertible preferred stock outstanding immediately prior to the merger, which was converted into shares of Tectonic common stock on a one-for-one basis immediately prior to the closing of the merger. The number of shares of AVROBIO common stock issued to Tectonic stockholders in connection with the merger was based on certain inputs, including (i) AVROBIO’s net cash at Closing of $77.3 million, (ii) the 1-for-12 reverse stock split of AVROBIO common stock effected on June 20, 2024, and (iii) aggregate proceeds from the Private Financing Transactions (as defined below) of $130.7 million. The following table summarizes the number of shares of common stock of the combined company outstanding following the consummation of the Transactions.

Equity Capitalization Summary Upon Consummation of the Merger	Number of Shares Owned	% Ownership
Tectonic stockholders (1)	5,322,169	36.1%
AVROBIO stockholders	3,777,709	25.6%
Investors participating in the Company SAFEs	1,470,839	10.0%
Investors participating in the Subscription Agreements	4,163,606	28.3%

Total common stock of the combined company	14,734,323	100%

(1)

Shares of common stock of the combined company received by former Tectonic stockholders include 6,901 shares that are subject to vesting conditions, based on 12,914 shares of unvested Tectonic Restricted Stock at Closing multiplied by the Exchange Ratio of 0.53.

The employment agreements for AVROBIO employees included entitlement to change in control payments for certain executives, and severance and retention bonus payments for certain non-executives, the aggregate of which was treated as pre-merger compensation expense of AVROBIO and reflected as an increase to accrued expenses of AVROBIO, which was assumed by the combined company at Closing. Prior to Closing, AVROBIO also discontinued its research and development activities and terminated and/or expired its leases. Additionally, AVROBIO’s directors & officers (D&O) insurance policy was fully utilized at Closing.

Private Financing Transactions

Subscription Agreements

Concurrently with the execution of the Merger Agreement, certain parties have entered into certain subscription agreements (the “Subscription Agreements”) with Tectonic to purchase, prior to the consummation of the merger, 7,790,889 shares of Tectonic common stock at a purchase price of approximately $12.40 per share for an aggregate purchase price of approximately $96.6 million (the “Private Placement”). The closing of the Private Placement was completed on June 20, 2024, and shares of Tectonic common stock issued pursuant to the Subscription Agreements were converted into 4,163,606 shares of AVROBIO common stock at Closing based on the Exchange Ratio, pursuant to the Merger Agreement.

Company SAFEs

From October to December 2023, Tectonic entered into various simple agreements for future equity (the “Company SAFEs”) with existing investors, who are also related parties of Tectonic and received $34.1 million representing the aggregate purchase amount. Tectonic accounts for the Company SAFEs as a liability pursuant to Accounting Standards Codification 480, Distinguishing Liabilities from Equity. The Company SAFEs were initially measured at their fair value upon issuance. In addition, until redemption, the Company SAFEs are measured at fair value on a recurring basis with subsequent changes in fair value recorded in the Tectonic’s statement of operations and comprehensive loss. Under the terms of the Company SAFEs, in the event of a public listing transaction such as an initial public offering or a reverse merger with a public company, the Company SAFEs will be redeemed through delivery of a variable number of shares of Tectonic common stock determined by dividing the Company SAFEs purchase amount by the offering or conversion price in the respective transaction. In connection with the merger, the principal balance of the Company SAFEs was automatically redeemed into 2,752,216 shares of Tectonic common stock at the conversion price of approximately $12.40 per share immediately prior to the Closing. At Closing, shares of Tectonic common stock issued pursuant to the redemption of the Company SAFEs were converted into 1,470,839 shares of AVROBIO common stock based on the Exchange Ratio, pursuant to the Merger Agreement.

The aggregate proceeds from the Private Financing Transactions (the Subscription Agreements and the Company SAFEs) was approximately $130.7 million.

Contingent Value Rights Agreement

In connection with the merger, AVROBIO and its designated rights agent entered into a Contingent Value Rights Agreement (the “CVR Agreement”). Pursuant to the CVR Agreement, each holder of AVROBIO common stock immediately prior to the effective time, is entitled to receive a contractual contingent value right (“CVR”) subject to and in accordance with the terms and conditions of the CVR Agreement, representing the contractual right to receive a pro rata portion of 80% of the net proceeds, if any, as a result of an AVROBIO disposition (including a license of AVROBIO’s pre-closing assets as defined in the CVR Agreement) after the Closing and prior to the 18-month anniversary of the Closing, received within a 10-year period following the Closing; provided that no contingent payment will be payable to any holder of the CVRs until such time as the then-outstanding and undistributed proceeds exceeds $0.4 million in the aggregate. The CVRs represent contingent consideration in the merger, however the unaudited pro forma condensed combined financial information does not include the fair value of contingent consideration related to the CVRs as the fair value of the CVRs was determined to be nominal at Closing.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of SEC Regulation S-X. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the merger.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed following the completion of the merger, and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary accounting conclusions and estimates and the final accounting conclusions and amounts may occur as a result of, among other reasons: (i) changes in initial assumptions in the determination of the accounting acquirer and related accounting, (ii) changes in the amount of cash used in AVROBIO’s operations, and (iii) other changes in AVROBIO’s assets and liabilities, which will be completed after the Closing, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position.

3. Accounting Policies

During the preparation of the accompanying unaudited pro forma combined financial information, Management was not aware of any material differences between Tectonic’s accounting policies and the accounting policies of AVROBIO. Following the consummation of the merger, Tectonic will conduct a more detailed review of AVROBIO’s accounting policies. As a result, Tectonic may identify differences between the accounting policies of the two companies that, when conformed, could have had a material impact on the accompanying unaudited pro forma combined financial information.

4. Accounting for the Merger

The unaudited pro forma condensed combined financial information gives effect to the merger, which is accounted for under U.S. generally accepted accounting principles (“GAAP”) as an in-substance reverse recapitalization of AVROBIO by Tectonic. Under this method of accounting, Tectonic is considered the accounting acquirer for financial reporting purposes. This determination is based on an evaluation of the following facts and circumstances immediately following the merger:

•	Tectonic stockholders will own a substantial majority of the voting rights in the combined company;

•	Tectonic’s largest stockholder will retain the largest interest in the combined company;

•	Tectonic will designate a majority of the initial members of the board of directors of the combined company;

•	Tectonic’s executive management team will become the management of the combined company; and

•	The combined company will be renamed Tectonic Therapeutic, Inc. and will be headquartered in Massachusetts.

As a result of Tectonic being treated as the accounting acquirer, Tectonic’s assets and liabilities are recorded at their pre-combination carrying amounts. AVROBIO’s assets and liabilities are measured and recognized at their fair values as of the effective time, which approximates the carrying value of the acquired cash and other non-operating assets, with no goodwill or other intangible assets recorded. The difference between the consideration transferred and the fair value of the net assets of AVROBIO following the determination of the actual consideration transferred for AVROBIO is reflected as an adjustment to additional paid-in capital. For periods prior to Closing, the historical financial statements of Tectonic become the historical financial statements of the combined company.

Preliminary Estimated Consideration Transferred (Purchase Price)

The estimated preliminary purchase price, which represents the consideration transferred to AVROBIO stockholders in the merger, is calculated based on the fair value of the common stock of the combined company that AVROBIO stockholders own as of the Closing of the Transactions because, with no active trading market for shares of Tectonic, the fair value of the AVROBIO common stock represents a more reliable measure of the fair value of consideration transferred in the merger. Accordingly, the accompanying unaudited pro forma combined financial information reflects an estimated preliminary purchase price of approximately $68.4 million. The following summarizes the preliminary estimate of the purchase price to be paid in the merger, after giving effect to the 1-for-12 reverse stock split of AVROBIO common stock that was effected on June 20, 2024 (in thousands, except share and per share amounts):

Common shares of the combined company owned by AVROBIO stockholders (1)	3,769,005
Multiplied by the fair value per share of AVROBIO common stock (2)	$17.88

Total	$67,390
Estimated fair value of assumed AVROBIO stock-based awards based on pre-merger service (3)	1,052

Total estimated purchase price	$68,442

(1)

The final purchase price was determined based on the number of shares of AVROBIO common stock that AVROBIO stockholders owned immediately prior to Closing. For purposes of this unaudited pro forma condensed combined financial information, the estimated number of shares, after giving effect to the 1-for-12 reverse stock split of AVROBIO common stock that was effected on June 20, 2024, represents 3,740,186 shares of AVROBIO common stock outstanding as of March 31, 2024, 3,787 shares of AVROBIO common stock issued subsequent to March 31, 2024 and 25,032 unvested RSUs outstanding as of the Closing which vested in full upon Closing in accordance with the terms of the original awards.

(2)

The final purchase price was based on the closing price of AVROBIO common stock on the Nasdaq Global Select Market on June 11, 2024, after giving effect to the 1-for-12 reverse stock split of AVROBIO common stock that was effected on June 20, 2024.

(3)

Reflects the estimated acquisition-date fair value of the assumed AVROBIO equity awards attributable to pre-merger service that were outstanding as of the effective time. This is included as an adjustment to the unaudited pro forma condensed combined balance sheet by crediting and debiting additional paid-in capital, resulting in no impact to the unaudited pro forma condensed combined financial information.

5. Shares of AVROBIO Common Stock Issued to Tectonic Stockholders upon Closing of the Merger

At Closing, all outstanding shares of Tectonic common stock (including shares of Tectonic common stock issued upon conversion of Tectonic convertible preferred stock and shares of Tectonic common stock issued in connection with the Subscription Agreements and Company SAFEs) were exchanged for shares of AVROBIO common stock based on the Exchange Ratio of 0.53, determined in accordance with the terms of the Merger Agreement and after giving effect to the 1-for-12 reverse stock split of AVROBIO common stock that was effected on June 20, 2024. The number of shares of AVROBIO common stock that AVROBIO expects to issue to Tectonic’s stockholders is based on AVROBIO’s net cash at Closing of $77.3 million and is determined as follows:

Shares of Tectonic common stock outstanding as of March 31, 2024 (1)	2,637,120
Tectonic stock option exercises subsequent to March 31, 2024	496,182
Shares of Tectonic common stock issued upon conversion of Tectonic convertible preferred stock, see Note 6(d)	6,825,483
Shares of Tectonic common stock issued in connection with the Subscription Agreements, see Note 6(e)	7,790,889
Shares of Tectonic common stock issued upon redemption of the Company SAFEs, see Note 6(f)	2,752,216

Total Tectonic common shares outstanding prior to the closing of the merger	20,501,890
Exchange Ratio	0.53

Shares of AVROBIO common stock issued to Tectonic stockholders upon closing of the merger (2)	10,956,614

(1)	Shares of Tectonic common stock outstanding include 21,565 shares of unvested Tectonic Restricted Stock as of March 31, 2024.

(2)

Represents the total shares of AVROBIO common stock issued to Tectonic stockholders at Closing, including 6,901 shares of AVROBIO common stock subject to vesting conditions, based on 12,914 shares of unvested Tectonic Restricted Stock at Closing multiplied by the Exchange Ratio of 0.53.

In addition, in connection with the merger, AVROBIO assumes all of the outstanding options to acquire Tectonic common stock and such stock options will become exercisable for shares of AVROBIO common stock following the merger.

6. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2023

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

6(A)	Derived from the unaudited condensed consolidated balance sheet of AVROBIO as of March 31, 2024.

6(B)	Derived from \the unaudited condensed consolidated balance sheet of Tectonic as of March 31, 2024.

Pro forma Balance Sheet Transaction Accounting Adjustments:

6(a)	To reflect the exercise of 496,182 Tectonic stock options subsequent to March 31, 2024.

6(b)	To reflect the exercise of 3,787 AVROBIO stock options subsequent to March 31, 2024, after giving effect to the 1-for-12 reverse stock split of AVROBIO common stock that was effected on June 20, 2024.

6(c)

To reflect preliminary estimated incremental compensation expense of $3.9 million related to severance, retention bonuses and change in control payments resulting from pre-existing employment agreements or from approval from AVROBIO’s board of directors in connection with the merger that had not yet been paid or fully accrued for as of March 31, 2024. As such, the $3.9 million is recorded as an increase in accrued expenses and accumulated deficit in the unaudited pro forma condensed combined balance sheet as of March 31, 2024.

6(d)

To reflect the automatic conversion, on a one-to-one basis, of all outstanding shares of Tectonic convertible preferred stock, with a carrying amount of $80.6 million, into 6,825,483 shares of Tectonic common stock immediately prior to the merger. Tectonic convertible preferred stock outstanding immediately prior to the Closing was comprised of the following:

Tectonic Convertible Preferred Stock
Series A-1	4,118,120
Series A-2	1,649,188
Series A-3	696,516
Series A-4	361,659

Total shares of Tectonic convertible preferred stock converted to shares of Tectonic common stock immediately prior to the merger	6,825,483

6(e)

To reflect the issuance of 7,790,889 shares of Tectonic common stock pursuant to the Subscription Agreements entered into concurrently with the execution of the Merger Agreement, for an aggregate purchase price of $96.6 million. The proceeds received in connection with the Subscription Agreements are recorded net of transaction costs deemed to be direct and incremental costs of the equity financing in the amount of approximately $2.0 million. The issuance of shares in connection with the Subscription Agreements are recorded as the issuance of Tectonic common stock at par value, with the remaining amount recorded to additional paid-in-capital.

6(f)

To reflect, pursuant to the terms of the Company SAFEs, the automatic redemption of the principal balance of the Company SAFEs of $34.1 million, in the event of a public listing transaction, into 2,752,216 shares of Tectonic common stock at the conversion price of approximately $12.40 per share immediately prior to the closing of the merger, and the change in fair value of the SAFE liabilities of $1.5 million immediately prior to the redemption, which represents the difference between principal balance and the fair value of the Company SAFEs as of March 31, 2024, as an increase to accumulated deficit. The redemption is recorded as the issuance of Tectonic common stock at par value, with the remaining amount recorded to additional paid-in-capital.

6(g)

To reflect preliminary estimated transaction costs of $8.7 million incurred by Tectonic in connection with the merger, such as advisory, legal and auditor fees, as an increase in accrued expenses of $5.2 million for transaction costs not yet reflected in the historical financial statements, the derecognition of the deferred offering costs of $3.4 million included in the historical financial statements, and a reduction to additional paid-in capital of $8.7 million in the unaudited pro forma condensed combined balance sheet. As the merger is accounted for as a reverse recapitalization equivalent to the issuance of equity for the net assets, primarily cash, of AVROBIO, these direct and incremental costs are treated as a reduction of the net proceeds received within additional paid-in capital.

6(h)

To reflect preliminary estimated transaction costs of $5.2 million, not yet reflected in the historical financial statements, which were incurred by AVROBIO in connection with the merger, such as advisory, legal and auditor fees and including the estimated $1.8 million cost of a D&O tail policy. The adjustment is reflected in the unaudited pro forma condensed combined balance sheet as a decrease in cash of $1.8 million to reflect payments made subsequent to March 31, 2024, an increase in accrued expenses of $3.4 million and an increase in accumulated deficit of $5.2 million.

6(i)

To derecognize $0.5 million of AVROBIO’s prepaid expenses consisting of $0.1 million of prepaid research and development expenses related to discontinued research and development activities and $0.4 million of prepaid insurance primarily related to the current AVROBIO’s D&O policy that was fully utilized at Closing.

6(j)

To reflect the derecognition of AVROBIO’s operating leases that were terminated or expired prior to the closing of the merger. The operating lease right-of-use assets of $0.1 million and related operating lease liabilities of $0.2 million, were derecognized, resulting in a $0.1 million gain on termination of lease.

6(k)

To reflect the release of $0.7 million of AVROBIO’s restricted cash, consisting of cash used to secure letters of credit in connection with AVROBIO’s lease agreements and corporate credit card program that was terminated prior to the closing of the merger, to cash and cash equivalents.

6(l)

To reflect the acceleration of vesting and net settlement of AVROBIO’s RSUs at Closing as the release of 33,736 shares of AVROBIO common stock after giving effect to the 1-for-12 reverse stock split of AVROBIO common stock that was effected on June 20, 2024, at par value, an increase in accrued expenses of $0.4 million representing the number of shares withheld to satisfy tax withholding and remittance obligations for the vested AVROBIO’s RSUs based on the closing price of AVROBIO common stock on the Nasdaq Global Select Market on June 11, 2024, and a decrease in additional paid-in capital of $0.4 million.

6(m)

To reflect the recapitalization of Tectonic, pursuant to the Merger Agreement, through the contribution of 20,501,890 shares of Tectonic common stock (see Note 5), and the issuance of 10,956,614 shares of AVROBIO common stock, reflecting the Exchange Ratio of 0.53 after giving effect to the 1-for-12 reverse stock split of AVROBIO common stock effected on June 20, 2024, and to reflect the derecognition of the accumulated deficit of AVROBIO which is reversed to additional paid-in capital.

The derecognition of accumulated deficit of AVROBIO of $493.5 million is determined as follows (in thousands):

Accumulated deficit of AVROBIO as of March 31, 2024	$484,083
Compensation expense related to severance, retention bonuses and change in control payments, see Note 6(c)	3,950
Transaction costs of AVROBIO, see Note 6(h)	5,156
Derecognition of prepaid research and development and prepaid insurance, see Note 6(i)	448
Gain on termination of operating leases, see Note 6(j)	(114)

Total adjustment to derecognize the accumulated deficit of AVROBIO	$493,523

7. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

7(A)	Derived from the unaudited condensed consolidated statement of operations and comprehensive income (loss) of AVROBIO for the three months ended March 31, 2024.

7(B)	Derived from the unaudited condensed consolidated statement of operations and comprehensive loss of Tectonic for the three months ended March 31, 2024.

7(C)	Derived from the audited consolidated statement of operations and comprehensive loss of AVROBIO for the year ended December 31, 2023.

7(D)	Derived from the audited consolidated statement of operations and comprehensive loss of Tectonic for the year ended December 31, 2023.

Given Tectonic’s history of net losses and valuation allowance, management assumed an effective tax rate of 0%. Therefore, the pro forma adjustments to the unaudited pro forma condensed combined statement of operations resulted in no additional income tax adjustment to the unaudited pro forma condensed combined financial information.

Pro forma Statement of Operations Transaction Accounting Adjustments:

7(a)

To reflect preliminary estimated incremental compensation expense related to severance, retention bonuses and change in control payments recorded in research and development expenses of $1.3 million and general and administrative expenses of $2.6 million, resulting from pre-existing employment agreements or from approval from AVROBIO’s board of directors in connection with the merger that had not yet been paid or fully accrued for as of March 31, 2024 assuming that the adjustment described in Note 6(c) was made on January 1, 2023.

7(b)

To reflect AVROBIO’s estimated advisory, legal, audit and other costs related to the merger, including the estimated cost of a D&O tail policy, that were not recorded in its historical financial statements as an increase to general and administrative expenses in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 assuming that the adjustment described in Note 6(h) was made on January 1, 2023.

7(c)

To reflect the derecognition of AVROBIO’s prepaid research and development expenses of $0.1 million related to discontinued research and development activities, and prepaid insurance of $0.4 million primarily related to AVROBIO’s D&O policy that was fully utilized at Closing, assuming the adjustment made in Note 6(i) was made on January 1, 2023.

7(d)

To eliminate the change in fair value of SAFE liabilities that was included in the historical financial statements, assuming that the principal balance of the Company SAFEs was redeemed for shares of Tectonic common stock on January 1, 2023.

The pro forma adjustment also reflects the change in fair value of SAFE liabilities of $1.5 million immediately prior to the redemption of the Company SAFEs, assuming that the adjustment described in Note 6(f) was made on January 1, 2023.

7(e)

To reflect the gain on termination of AVROBIO’s operating leases of $0.1 million, relating to AVROBIO’s operating leases that were terminated or expired prior to the closing of the merger assuming that the adjustment described in Note 6(j) was made on January 1, 2023.

7(f)

The pro forma combined basic and diluted net income (loss) per share have been adjusted to reflect the pro forma net losses for the three months ended March 31, 2024, and the year ended December 31, 2023. In addition, the number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the estimated total number of shares of common stock of the combined company that would be outstanding at the Closing of the merger, after giving effect to the 1-for-12 reverse stock split of AVROBIO common stock that was effected on June 20, 2024. For the three months ended March 31, 2024 and the year ended December 31, 2023, the pro forma weighted average shares outstanding, after giving effect to the aforementioned reverse stock split, has been calculated as follows:

	March 31, 2024	December 31, 2023
	Basic and Diluted	Basic	Diluted
Historical weighted-average number of Tectonic common shares outstanding	2,608,740	2,373,674	2,373,674
Tectonic stock option exercises subsequent to March 31, 2024, assuming consummation of the merger as of January 1, 2023, see Note 6(a)	496,182	496,182	496,182
Impact of Tectonic convertible preferred stock assuming conversion as of January 1, 2023, see Note 6(d)	6,825,483	6,825,483	6,825,483
Impact of Tectonic private financing transactions assuming consummation of the merger as of January 1, 2023, see Note 6(e) and 6(f)	10,543,105	10,543,105	10,543,105

Total	20,473,510	20,238,444	20,238,444
Application of exchange ratio to historical Tectonic weighted-average shares outstanding	0.53	0.53	0.53

Adjusted Tectonic weighted-average number of common shares outstanding	10,941,453	10,815,829	10,815,829
Historical weighted-average number of AVROBIO common shares outstanding, after giving effect to the 1-for-12 reverse stock split of AVROBIO common stock	3,732,568	3,693,933	3,713,993
Shares of AVROBIO common stock issued subsequent to March 31, 2024, assuming consummation of the merger as of January 1, 2023, see Note 6(b)	3,787	3,787	3,787
Equity awards subject to outstanding AVROBIO RSUs that fully vest upon consummation of the merger (1)	33,736	33,736	33,736

Pro forma combined weighted average number of common shares outstanding	14,711,544	14,547,285	14,567,345

(1)

Represents the total AVROBIO RSUs outstanding as of the Closing, net of the number of shares withheld to satisfy tax withholding and remittance obligations and after giving effect to the 1-for-12 reverse stock split of AVROBIO common stock that was effected on June 20, 2024, including 25,032 RSUs that vested in full immediately prior to the Closing in accordance with the terms of the original awards and 8,704 RSUs that vested in full as a result of the merger.